UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

December 21, 2015

ProtoKinetix, Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-32917	94-3355026
State of Incorporation	Commission File Number	IRS Employer Identification No.

9176 South Pleasants Highway
St. Marys, West Virginia
26170  USA
Address of principal executive offices

304-299-5070
Telephone number, including
Area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐⁯          Written communications pursuant to Rule 425 under the Securities Act
⁯☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
⁯☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On or about December 21, 2015, ProtoKinetix, Incorporated (the "Company" or "ProtoKinetix") entered into consulting agreements with Clarence E. Smith, the Company's President and Chief Executive Officer, Susan M. Woodward, the Company's Chief Financial Officer, and Edward P. McDonough, a member of the Board of Directors, effective January 1, 2016.  These consulting agreements supersede prior consulting agreements entered into between the Company and the officer and/or director.

Mr. Smith's consulting agreement is for a one-year term through December 31, 2016.  The agreement provides for an annual salary of $1.00 and a termination fee if the agreement is terminated for the following two reasons:

•	A termination without cause: If Mr. Smith is terminated without cause he will be entitled to a termination fee of $100,000 per year of service;

•
A termination upon a change of control event:  Following a change of control event he will be entitled to a termination fee equal to $100,000 per year of service plus 2.5% of the aggregate transaction value of the change of control.

In connection with the consulting agreement, the Company issued Mr. Smith an option pursuant to the Company's 2015 Stock Option and Stock Bonus Plan (the "2015 Plan") to purchase 5,000,000 shares of common stock of the Company at a price of $0.08 per share with 1,250,000 shares vesting every three months starting March 31, 2016.

Ms. Woodward's consulting agreement is for a one-year term through December 31, 2016.  The agreement provides for a monthly consulting fee of $6,000 and a termination fee if the agreement is terminated for the following two reasons:

•	A termination without cause: If Ms. Woodward is terminated within 12 months of January 1, 2016 she will be entitled to a termination fee of $36,000;

•	A termination upon a change of control event: Following a change of control event she will be entitled to a termination fee of $72,000.

In connection with the consulting agreement, the Company issued Ms. Woodward an option pursuant to the 2015 Plan to purchase 4,000,000 shares of common stock of the Company at a price of $0.08 per share with 1,000,000 shares vesting every three months starting March 31, 2016.

Mr. McDonough's director consulting agreement is for a one-year term through December 31, 2016.

In connection with the consulting agreement, the Company issued Mr. McDonough an option pursuant to the 2015 Plan to purchase 1,000,000 shares of common stock of the Company at a price of $0.08 per share with 250,000 shares vesting every three months starting March 31, 2016.

Item 2.02. Results of Operations and Financial Condition.

On January 5, 2016, the Company issued a press release announcing information regarding its results of operations and financial condition for the year ended December 31, 2015.  A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 2.02, including the exhibit attached hereto, is furnished solely pursuant to Item 2.02 of Form 8-K.  Consequently, such information is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  Further, the information in this Item 2.02, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

Item 3.02 Unregistered Sales of Equity Securities.

On or about December 17, 2015, ProtoKinetix issued 1,562,500 shares of common stock at a price of $0.08 per share for gross proceeds of $125,000 pursuant to a private placement with accredited investors.  No solicitation was used in this offering.  For this sale of securities, the Company relied on the exemption from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.  No commissions were paid in connection with this issuance of securities.  A Form D was filed on December 30, 2015.

On or about December 28, 2015, the Company issued 5,000,000 shares of common stock to accredited investors at a price of $0.04 per share for gross proceeds of $200,000 pursuant to the exercise of warrants.  No solicitation was used in this offering.  For this sale of securities, the Company relied on the exemption from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.  No commissions were paid in connection with this issuance of securities.  A Form D was filed previously on October 9, 2015.

On or about December 30, 2015, the Company granted a stock bonus pursuant to the 2015 Plan of 2,000,000 shares of common stock fully vested at $0.08 per share to Clarence E. Smith, the Company's President, CEO and Chairman as compensation for services provided in 2015.  No solicitation was used in this offering.  For this sale of securities, the Company relied on the exemption from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering.  No commissions were paid in connection with this issuance of securities.  A Form D will be filed within 15 days of the date of sale with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits

99.1            Press release dated January 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 6th day of January 2016.

ProtoKinetix, Incorporated

By:            /s/ Clarence E. Smith
Clarence E. Smith, President & CEO